UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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IMMUNOMEDICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW IMMUNOMEDICS BOARD DELIVERS NEAR- AND LONG-TERM VALUE TO STOCKHOLDERS THROUGH GLOBAL LICENSING AGREEMENT WITH SEATTLE GENETICS FOR IMMU-132 WITH POTENTIAL PAYMENTS OF UP TO APPROXIMATELY $2 BILLION,

PLUS DOUBLE-DIGIT TIERED ROYALTIES TO IMMUOMEDICS

Immunomedics Postpones Annual Meeting Two Weeks to Provide Stockholders Additional Time to Carefully Consider the Significant Value Created By the Licensing Transaction with Seattle Genetics

New Meeting Date Also Provides Sufficient Time For Modified "Go-Shop" Period Negotiated in Global Licensing Agreement of IMMU-132 with Seattle Genetics to Have Expired or Otherwise Been Completed

Urges Stockholders to Vote FOR All of the Proposals Contained on the Enclosed WHITE Proxy Card

February 10, 2017

Dear Fellow Immunomedics Stockholders,

We are pleased to announce that Immunomedics, Inc. (“Immunomedics” or the “Company”) has entered into an exclusive global licensing agreement with Seattle Genetics, Inc. (NASDAQ: SGEN), under which Seattle Genetics will develop, fund, manufacture and commercialize IMMU-132 in multiple indications. The agreement provides for potential payments of approximately $2 billion, plus double-digit tiered royalties on global net sales and is expected to close in the first quarter of 2017. To learn more about this exciting transaction, we have attached the press release announcing this news and are including a link to our website to obtain a copy of the Investor Presentation, both of which highlight the benefits to be received by Immunomedics stockholders as a result of the transaction: http://www.immunomedics.com/pdfs/SGEN.pdf.

Specific highlights of the transaction with Seattle Genetics include:

•	$250 million in upfront cash payment to Immunomedics plus among other milestone payments, an additional $50 million or negotiated economic splits relating to rights outside US, Canada and EU;
•	Seattle Genetics agrees to develop, manufacture and commercialize IMMU-132 in multiple indications; Immunomedics retains rights to co-promote in the United States;
•	Seattle Genetics agrees to make up to $57 million equity investment for up to 9.9% stake in Immunomedics via an immediate purchase of common stock and a three-year warrant, each priced at a 10% premium to the Company’s 15-day VWAP; and
•	The transaction follows months-long robust, strategic process led by the Independent Transaction Committee of the Board and outside financial advisor, Greenhill & Co.

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The Board of Directors of Immunomedics has postponed the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) for two weeks until March 3, 2017. The meeting will be held at 10:00 a.m. Eastern Time at the Executive Offices of Immunomedics, Inc., located at 300 The American Road, Morris Plains, New Jersey 07950. The record date for stockholders entitled to vote remains January 24, 2017.

The Board of Directors believes that before stockholders vote at the Company’s 2016 Annual Meeting, it is important that the modified “go-shop” period contained in the Seattle Genetics Licensing Agreement be completed and that stockholders of the Company have the opportunity to carefully consider the significant value created by this transformative transaction with Seattle Genetics, which is the result of a comprehensive process run by the Board and the Company’s management together with the Company’s financial advisor, Greenhill & Co. In addition, the Board believes that it is particularly important for stockholders to consider the full details of the Company’s recently-announced transaction with Seattle Genetics because stockholders are being asked at the 2016 Annual Meeting to vote on “Proposal 3” to increase the authorized share capital of the Company. If approved by stockholders of the Company, the increase in authorized shares would allow Immunomedics to issue and sell approximately 8.6 million shares of the Company’s Common Stock to Seattle Genetics as contemplated under the three-year warrant referenced above.

Even if you previously submitted a white proxy card, we urge you to fill out and submit the enclosed WHITE proxy card today, and to vote FOR on Proposals 1, 2, 3 and 4. The WHITE proxy card enclosed with this Second Supplement is identical to the card that we mailed to on or about January 9, 2017 along with the document entitled “Supplement to the Proxy Statement for the 2016 Annual Meeting of Stockholders.” This enclosed white proxy card reflects the slate of director nominees for Proposal 1 as of January 9, 2017. Any proxy or voting instruction form may be revoked at any time prior to its exercise at the 2016 Annual Meeting, as described in the Proxy Statement that we first mailed to you on or about November 2, 2016 and the subsequent supplement thereto that we mailed to you on or about January 9, 2017. Only your latest dated and signed proxy card or voting instruction form will be counted.

Your vote at this 2016 Annual Meeting is important and it is particularly important for the success of our transaction with Seattle Genetics. Whether or not you plan to attend the 2016 Annual Meeting in person, we hope you will vote as soon as possible. If you previously submitted a proxy card or a voting instruction form for the 2016 Annual Meeting, such proxy card or voting instruction will continue to be valid and will be voted at the 2016 Annual Meeting to the extent you were a stockholder of the Company as of the record date, January 24, 2017. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the WHITE proxy card in the envelope provided. You will find voting instructions in the Proxy Statement, the Notice of Annual Meeting, the enclosed Supplement, and on the enclosed WHITE proxy card. If your shares are held for your account by a broker or other nominee, you should have received by this time instructions from the holder of record that you must follow for your shares to be voted.

Please read the Proxy Statement and the supplement that were previously made available to stockholders and the enclosed Second Supplement in their entirety, as together they contain all of the information that is important to your decisions in voting at the 2016 Annual Meeting.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

The Immunomedics Board of Directors

/s/ Dr. David M. Goldenberg
Dr. David M. Goldenberg, Chairman

/s/ Robert Forrester	/s/ Jason M. Aryeh	/s/ Brian A. Markison
Robert Forrester, Independent Director	Jason M. Aryeh, Vice Chairman	Brian A. Markison, Lead Independent Director

/s/ Cynthia L. Sullivan	/s/ Dr. Geoff Cox	/s/ Bob Oliver
Cynthia L. Sullivan, Director	Dr. Geoff Cox, Independent Director	Bob Oliver, Independent Director

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NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 3, 2017

As a stockholder of Immunomedics, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”) to be held at 300 The American Road, Morris Plains, New Jersey 07950, at 10:00 a.m. local time on Friday, March 3, 2017 for the following purposes:

1.

to elect seven director nominees, Jason M. Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan, or any others properly nominated to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.

to approve the amendment and restatement of our certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company’s capital stock, all classes, from 165,000,000 shares, consisting of (i) 155,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), to 205,000,000 shares, consisting of (A) 195,000,000 shares of Common Stock, and (B) 10,000,000 shares of Preferred Stock;

4.	to ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

5.	to consider any other business as may properly come before the 2016 Annual Meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on January 24, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the 2016 Annual Meeting and at any postponement or adjournment thereof.

Your vote will be especially important at the 2016 Annual Meeting. As you may be aware, venBio Select Advisor LLC (“venBio”) has filed proxy materials for the purpose of electing four candidates as directors at the 2016 Annual Meeting in opposition to the seven nominees proposed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to venBio or its nominees contained in solicitation materials filed or disseminated by or on behalf of venBio or any other statements venBio may make.

Our Board of Directors does not endorse any of venBio’s nominees and unanimously recommends that you vote “FOR” the election of each of the seven nominees proposed by our Board of Directors on the WHITE proxy card. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, VENBIO, EVEN AS A PROTEST VOTE AGAINST VENBIO OR ITS NOMINEES. If you have previously submitted a proxy card sent to you by venBio, this proxy card remains valid but you can revoke that proxy card and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

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YOUR VOTE IS VERY IMPORTANT. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE BOARD’S NOMINEES AND FOR PROPOSALS 2, 3 AND 4 ON THE ENCLOSED WHITE PROXY CARD.

All shareholders are cordially invited to attend the 2016 Annual Meeting in person. Whether or not you plan to attend the 2016 Annual Meeting, you are urged to submit the WHITE proxy card in the envelope provided to you, so that your shares can be voted at the 2016 Annual Meeting in accordance with your instructions. If you hold your shares in “street name” (i.e., through a broker, bank or other nominee), you will receive instructions from your nominee that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions.

If you have any questions or require any assistance with voting your shares,

please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

On behalf of the
Immunomedics Board of Directors

/s/ Dr. David M. Goldenberg
Dr. David M. Goldenberg, Chairman

/s/ Robert Forrester	/s/ Jason M. Aryeh	/s/ Brian A. Markison
Robert Forrester, Independent Director	Jason M. Aryeh, Vice Chairman	Brian A. Markison, Lead Independent Director

/s/ Cynthia L. Sullivan	/s/ Dr. Geoff Cox	/s/ Bob Oliver
Cynthia L. Sullivan, Director	Dr. Geoff Cox, Independent Director	Bob Oliver, Independent Director

Morris Plains, New Jersey
February 10, 2017

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Immunomedics, Inc.
300 The American Road,

Morris Plains, New Jersey 07950

SECOND SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The following information (this “Second Supplement”) supplements, amends and, to the extent inconsistent, supersedes the corresponding information in (1) the Proxy Statement (the “Proxy Statement”) for the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Immunomedics, Inc. (“Immunomedics”, the “Company,” “we,” “us,” or “our”) dated November 2, 2016 as filed with the Securities and Exchange Commission (the “SEC”) and previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”), and (2) the Supplement (the “First Supplement”) to the Proxy Statement for the 2016 Annual Meeting of Stockholders furnished to stockholders by the Board on or about January 9, 2017 and filed with the SEC on the same date.

The 2016 Annual Meeting will be held at the executive offices of Immunomedics located at 300 The American Road, Morris Plains, New Jersey 07950, on Friday, March 3, 2017, at 10:00 a.m. local time, and any adjournments, reschedulings, continuations or postponements thereof. Only stockholders as of the record date for the 2016 Annual Meeting, January 24, 2017, will be entitled to notice of and to vote at the 2016 Annual Meeting.

THIS SECOND SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE FIRST SUPPLEMENT.

Except as specifically amended or supplemented by the information contained in this Second Supplement, all information set forth in the First Supplement remains accurate and should be considered in casting your vote by proxy or in person at the 2016 Annual Meeting.

This Second Supplement is first being furnished to stockholders of Immunomedics on or about February 10, 2017.

Explanatory Note

The Company Has Entered into a Transformative Transaction with Seattle Genetics, Inc.

As announced in a press release issued by the Company on February 10, 2017, the Company has entered into an exclusive global licensing agreement (the “Seattle Genetics Licensing Agreement”) with Seattle Genetics, Inc. (NASDAQ: SGEN), an innovative global biotechnology company, in a transaction with potential payments of up to $2 billion, plus double-digit tiered royalties on global net sales. In addition, the Seattle Genetics Licensing Agreement provides that Immunomedics will have the right to continue negotiating with a select number of parties during a modified “go-shop” period. The Seattle Genetics Licensing Agreement also provides that Seattle Genetics will make up to a $57 million equity investment for up to 9.9% stake in Immunomedics via an immediate purchase of the Company’s common stock (the “Common Stock”) and a three-year warrant, if exercised. Seattle Genetics will not be eligible to vote its equity stake in Immunomedics at the 2016 Annual Meeting. Under the Seattle Genetics Licensing Agreement, Seattle Genetics will develop, fund, manufacture and commercialize IMMU-132, Immunomedics’ proprietary solid tumor therapy candidate.

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The Board believes that before stockholders vote at the Company’s 2016 Annual Meeting, it is important that the modified “go-shop” period contained in the Seattle Genetics Licensing Agreement be completed and that stockholders of the Company have the opportunity to carefully consider the significant value created by this transformative transaction with Seattle Genetics, which is the result of a comprehensive process run by the Board and the Company’s management together with the Company’s financial advisor, Greenhill & Co.

In addition, the Board believes that it is particularly important for stockholders to consider the full details of the Company’s recently-announced transaction with Seattle Genetics because stockholders are being asked at the 2016 Annual Meeting to vote on “Proposal 3” to increase the authorized share capital of the Company. If approved by stockholders of the Company, the increase in authorized shares would allow Immunomedics to issue and sell approximately 8.6 million shares of the Company’s Common Stock to Seattle Genetics as contemplated under the three-year warrant referenced above.

RECOMMENDATIONS OF THE BOARD

THE BOARD URGES STOCKHOLDERS TO VOTE ON THE ENCLOSED WHITE PROXY CARD “FOR” THE BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

THE BOARD URGES YOU TO NOT SIGN OR RETURN ANY PROXY CARD YOU MAY RECEIVE FROM VENBIO.

If your shares are held for you by a broker, bank or nominee, it is critical that you cast your vote by instructing your bank, broker or other nominee using the white voting instruction form provided on how to vote if you want your vote to be counted at the meeting.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

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SUPPLEMENTAL DISCLOSURE

SEATTLE GENETICS LICENSING AGREEMENT

Overview of the Agreement

As announced by the Company by a press release on February 10, 2017 that is enclosed as Exhibit A (the “Press Release”), the Company has entered into an exclusive global licensing agreement with Seattle Genetics, Inc. (the “Seattle Genetics Licensing Agreement” or the “Agreement”)), an innovative public global biotechnology company that develops and commercializes novel antibody-drug conjugates (ADCs) for the treatment of cancer. Under the Seattle Genetics Licensing Agreement, Seattle Genetics will fund the development, manufacture and commercialization IMMU-132, Immunomedics’ proprietary solid tumor therapy candidate.

The Seattle Genetics Licensing Agreement also provides that Seattle Genetics will be responsible for initiating the Phase 3 clinical trial of IMMU-132 in patients with metastatic triple-negative breast cancer (TNBC) and submitting the initial Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for Accelerated Approval. The Seattle Genetics Licensing Agreement includes the development of additional indications for IMMU-132, including urothelial cancer (UC), small-cell lung cancer (SCLC) and non-small-cell lung cancer (NSCLC), which are currently in Phase 2 clinical studies, along with other solid tumor indications being studied in ongoing clinical trials.

Terms of the Agreement

The Seattle Genetics Licensing Agreement provides for potential payments of approximately $2 billion across multiple indications, plus double-digit tiered royalties on global net sales. Under the terms of the Seattle Genetics Licensing Agreement, Immunomedics will receive $250 million in upfront cash payment, plus, among other milestone payments, an additional $50 million (or negotiated economic splits) relating to rights outside the U.S., Canada and the EU. The remainder of the consideration comprises approximately $1.7 billion that is contingent upon achieving certain clinical, development, regulatory and sales milestones, including an anticipated near-term milestone for acceptance of the Biologics License Application (BLA) by the U.S. Food and Drug Administration for TNBC, additional milestones based on regulatory approval of IMMU-132 for TNBC in the U.S. and other territories, and future development and regulatory milestones for additional indications beyond TNBC. Future royalty payments are tiered double-digit royalties based on global net sales. In addition, Immunomedics will retain the right to elect to co-promote IMMU-132 in the United States by participating in 50% of the sales effort, subject to certain parameters set forth in the Agreement.

Joint Steering Committee

Upon completion of the transaction, Immunomedics and Seattle Genetics will each appoint representatives to serve on a Joint Steering Committee (JSC) that will be chaired by a Seattle Genetics representative. The JSC will be responsible for, among other things, determining the overall development, commercialization, manufacturing and intellectual property strategy for IMMU-132.

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Timing and Approvals

The companies expect the transaction to close in the first quarter of 2017, subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

Modified Go-Shop Period

Under the terms of the Seattle Genetics Licensing Agreement, for a limited period, through February 19, 2017, Immunomedics has the right to continue negotiating with a select number of parties still in the strategic process, and accept a superior proposal. Seattle Genetics has the right to match any superior proposal and if it decides not to match, Immunomedics has the right to accept the superior proposal and terminate the proposed Agreement upon payment of a termination fee to Seattle Genetics.

Equity Investment

Concurrent with the transaction, Seattle Genetics is purchasing 3,000,000 shares of Common Stock, representing an approximately 2.8% stake in Immunomedics, at a per share price of $4.90, which represents a 10% premium to Immunomedics’ 15-day trading volume weighted average stock price of $4.45 for the period ending at the close of trading February 9, 2017, the last trading day prior to entering into the Agreement. Seattle Genetics will also be issued a three-year warrant to purchase 8,655,804 shares of Common Stock at the same price, which shall be exercisable when the Company has sufficient authorized shares of Common Stock to enable the exercise of the warrant. Seattle Genetics will not be eligible to vote its stake at the upcoming 2016 Annual Meeting of Stockholders.

The Press Release quoted Cynthia L. Sullivan, President and Chief Executive Officer of Immunomedics, as saying,

“We are delighted to welcome Seattle Genetics to our stockholder base and appreciate their commitment to Immunomedics. Our promising clinical results and this partnership validating the promise of our novel antibody-drug conjugation technology stimulates us to advance our other product candidates using this platform technology,” added Ms. Sullivan.

Strategic Process

The Agreement with Seattle Genetics follows a 13 months-long competitive strategic process led over the past several months by outside financial advisor, Greenhill & Co. (“Greenhill”), which was retained for their global capabilities and their significant experience in biopharma M&A and licensing transactions. Greenhill & Co. reports directly to the Transaction Committee of the Board, composed exclusively of the Company’s five independent directors.

The Press Releases quoted Jason Aryeh, independent Vice Chairman of the Immunomedics Board, as saying,

“We are pleased to offer Immunomedics stockholders the compelling and significant value provided by this agreement with Seattle Genetics. This agreement is the culmination of a robust strategic process, led by Greenhill and the Transaction Committee. Greenhill’s outreach was to more than 45 parties and involved more than half of those parties entering into confidentiality agreements and participating in diligence. In addition to the highly competitive financial terms of the transaction, we believe that Seattle Genetics is the ideal partner for IMMU-132.”

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Future Financial Plans

Upon closing of the transaction, the Immunomedics Board and management will evaluate and prioritize the Company’s remaining clinical programs, long- and short-term funding requirements and tax-efficient ways to return capital to stockholders, including share buybacks. The Company will announce the outcome of this review once a decision has been reached.

Immunomedics expects that the transaction will fulfill its liquidity needs such that the Company can fund itself without additional equity raises for the foreseeable future.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE

BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND “FOR” PROPOSALS 2, 3 AND 4.

SUPPLEMENTAL DISCLOSURE REGARDING

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Company’s Certificate of Incorporation, as amended (the “Certificate”) currently authorizes the Company to issue up to 165,000,000 shares of stock, all classes, consisting of (i) 155,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. On October 18, 2016, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the Company’s Certificate to increase the maximum number of shares of the Company’s stock authorized to 205,000,000 shares of stock consisting of: (x) 195,000,000 shares of Common Stock, and (y) 10,000,000 shares of Preferred Stock.

As disclosed in the Proxy Statement, the Board has determined that an increase in the number of shares authorized for issuance, thereby increasing the number of shares of Common Stock authorized for issuance, is in the best interests of the Company and the stockholders. The proposed increase in the number of shares of Common Stock authorized for issuance will ensure that shares will be available, if needed, for issuance in connection with grants of equity awards under our equity incentive plans, possible acquisitions, partnering, financings, potential share purchases under existing licensing agreements, and other corporate purposes. The Board believes that the availability of the additional shares for such purposes, without delay or the necessity for a special stockholders’ meeting, would be beneficial to the Company. No further action or authorization by the Company’s stockholders would be necessary prior to the issuance of the additional shares of Common Stock, unless required by applicable law or regulatory agencies or by the rules of any stock market on which the Company’s securities may then be listed. A copy of the proposed Amended and Restated Certificate of Incorporation is attached to the Proxy Statement as Appendix A.

The Board additionally believes that it is particularly important for stockholders to consider the full details of the Company’s recently-announced transaction with Seattle Genetics because stockholders are being asked at the 2016 Annual Meeting to vote this Proposal 3 to increase the authorized share capital of the Company. As discussed elsewhere in this Second Supplement, in connection with the Seattle Genetics Licensing Agreement, Seattle Genetics is purchasing 3,000,000 shares of Common Stock, representing an approximately 2.8% stake in Immunomedics, at a per share price of $4.90, which represents a 10% premium to Immunomedics’ 15-day trading volume weighted average stock price of $4.45 for the period ending at the close of trading February 9, 2017, the last trading day prior to entering into the Seattle Genetics Licensing Agreement. Seattle Genetics will also be issued a three-year warrant to purchase 8,655,804 shares of Common Stock at the same price, which shall be exercisable when the Company has sufficient authorized shares of Common Stock to enable the exercise of the warrant. Seattle Genetics will not be eligible to vote its stake at the upcoming 2016 Annual Meeting of Stockholders. If Proposal 3 is approved by stockholders of the Company, the increase in authorized shares would allow Immunomedics to issue and sell approximately 8.6 million shares of the Company’s Common Stock to Seattle Genetics as contemplated under the three-year warrant referenced above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION UNDER PROPOSAL 3.

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VOTING; REVOCABILITY OF PROXIES

If a quorum is present, the election of each nominee requires the affirmative vote of a majority of the votes cast at the 2016 Annual Meeting for each nominee.  Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

Even if you previously submitted a white proxy card, we urge you to fill out and submit the enclosed WHITE proxy card today, and to vote FOR on Proposals 1, 2, 3 and 4. The WHITE proxy card enclosed with this Second Supplement is identical to the card that we mailed to on or about January 9, 2017 along with the document entitled “Supplement to the Proxy Statement for the 2016 Annual Meeting of Stockholders.” This enclosed white proxy card reflects the slate of director nominees for Proposal 1 as of January 9, 2017. Any proxy or voting instruction form may be revoked at any time prior to its exercise at the 2016 Annual Meeting, as described in the Proxy Statement that we first mailed to you on or about November 2, 2016 and the subsequent supplement thereto that we mailed to you on or about January 9, 2017. Only your latest dated and signed proxy card or voting instruction form will be counted.

Your vote at this 2016 Annual Meeting is important and it is particularly important for the success of our transaction with Seattle Genetics. Whether or not you plan to attend the 2016 Annual Meeting in person, we hope you will vote as soon as possible. If you previously submitted a proxy card or a voting instruction form for the 2016 Annual Meeting, such proxy card or voting instruction will continue to be valid and will be voted at the 2016 Annual Meeting to the extent you were a stockholder of the Company as of the record date, January 24, 2017. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the WHITE proxy card in the envelope provided. You will find voting instructions in the Proxy Statement, the Notice of Annual Meeting, the enclosed Supplement, and on the enclosed WHITE proxy card. If your shares are held for your account by a broker or other nominee, you should have received by this time instructions from the holder of record that you must follow for your shares to be voted.As you may be aware, venBio Select Advisor LLC (“venBio”) has filed proxy materials for the purpose of electing four candidates as directors at the 2016 Annual Meeting in opposition to the seven nominees proposed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to venBio or its nominees contained in solicitation materials filed or disseminated by or on behalf of venBio or any other statements venBio may make.

Our Board of Directors does not endorse any of venBio’s nominees and unanimously recommends that you vote “FOR” the election of each of the seven nominees proposed by our Board of Directors on the WHITE proxy card. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, VENBIO, EVEN AS A PROTEST VOTE AGAINST VENBIO OR ITS NOMINEES. If you have previously submitted a proxy card sent to you by venBio, this proxy card remains valid but you can revoke that proxy card and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

THE BOARD URGES YOU TO NOT SIGN OR RETURN ANY PROXY CARD YOU MAY RECEIVE FROM VENBIO.

YOUR VOTE IS VERY IMPORTANT. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

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THE BOARD URGES STOCKHOLDERS TO VOTE ON THE ENCLOSED WHITE PROXY CARD “FOR” THE BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

11

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This Second Supplement, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the license and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

12

EXHIBIT A

Immunomedics Enters into Exclusive Global Licensing Agreement with Seattle Genetics for Sacituzumab Govitecan (IMMU-132) with Potential Payments of up to

Approximately $2 Billion, Plus Royalties

Immunomedics to Receive $250 Million in Upfront Cash Payment; Plus Among Other Milestone Payments, an Additional $50 Million or Negotiated Economic Splits Relating to Rights Outside US, Canada and EU

Agreement Provides for Seattle Genetics to Develop, Manufacture and Commercialize IMMU-132 in Multiple Indications; Immunomedics Retains Rights to Co-Promote in the United States

Seattle Genetics to Make up to $57 Million Equity Investment for up to 9.9% Stake in Immunomedics Via an Immediate Purchase of Common Stock and a Three-Year Warrant, Each Priced at a 10% Premium to the Company’s 15-Day VWAP

Agreement Follows Months-Long Robust, Strategic Process Led by Independent Transaction Committee of the Board and Outside Financial Advisor, Greenhill & Co.

IMMU-132 Represents Potential for First-Ever Approved Therapy Specifically for

Advanced Metastatic Triple-Negative Breast Cancer (TNBC)

Company to Host Conference Call at 8:00 AM Eastern Time to Discuss Transaction

Morris Plains, N.J., February 10, 2017 – Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics”) today announced that it has entered into an exclusive global licensing agreement with Seattle Genetics, Inc. (NASDAQ: SGEN), an innovative global biotechnology company that develops and commercializes novel antibody-drug conjugates (ADCs) for the treatment of cancer. Under the agreement, Seattle Genetics will develop, fund, manufacture and commercialize IMMU-132, Immunomedics’ proprietary solid tumor therapy candidate.

The agreement also provides that Seattle Genetics will be responsible for initiating the Phase 3 clinical trial of IMMU-132 in patients with metastatic triple-negative breast cancer (TNBC) and submitting the initial Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for accelerated approval. The agreement includes the development of additional indications for IMMU-132, including urothelial cancer (UC), small-cell lung cancer (SCLC) and non-small-cell lung cancer (NSCLC), which are currently in Phase 2 clinical studies, along with other solid tumor indications being studied in ongoing clinical trials.

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Cynthia L. Sullivan, President and Chief Executive Officer of Immunomedics, said, “We are pleased to enter into this exclusive worldwide licensing agreement with Seattle Genetics to further advance IMMU-132 on behalf of patients with late-stage cancers, who have limited therapeutic options, while delivering significant and compelling near- and long-term value to stockholders. Since its founding, Immunomedics has been dedicated to creating and advancing novel therapies in challenging diseases with unmet therapeutic needs. Seattle Genetics’ reputation, development portfolio and track record make them an ideal partner to advance IMMU-132. Additionally, this agreement validates the dedication and effort by our entire internal teams in research and development, manufacturing, clinical, regulatory and general administration. In just over three years, we have brought IMMU-132 through clinical developments in multiple indications, and have advanced the TNBC indication to a potential accelerated approval and launch by late 2017 or early 2018, which could make IMMU-132 available to patients dealing with a highly malignant form of breast cancer. We are proud to have achieved this critical milestone and thank our entire team for their hard work. Immunomedics looks forward to appropriately supporting Seattle Genetics as it seeks to bring IMMU-132 to commercialization.”

Clay Siegall, Ph.D., President and Chief Executive Officer of Seattle Genetics, said, “As the global leader in ADCs, we are excited to enter into this licensing agreement with Immunomedics for sacituzumab govitecan. This program would complement our rich pipeline of late- and early-stage programs, potentially allowing us to bring a new therapy for triple-negative breast cancer to patients in need. We have successfully demonstrated our expertise in the development, manufacturing and commercialization of ADCs in oncology, and we look forward to working with Immunomedics to advance this program.”

Dr. David M. Goldenberg, Chairman and Chief Scientific Officer of Immunomedics, commented, “After extensive preclinical research conducted by our scientists, and about three years of clinical development by our clinicians and our collaborating external investigators studying over 400 patients, we have decided that this is the right time to out-license IMMU-132. Although we have had partnerships in the past, I am extremely enthusiastic about entering into this collaboration with Seattle Genetics, a company that has achieved a leadership role in antibody-drug conjugates. Both companies are committed to bringing important products to cancer patients. This common goal is sincere and will be the basis of making IMMU-132 fulfill its full potential.”

Dr. Goldenberg further remarked, “After a long period of interactions with many interested partnering candidates, and a considerable period of discussion with Seattle Genetics, we concluded that working with this group of successful business and marketing executives, clinicians and scientists would allow us to contribute our own scientific and clinical knowledge to them as they further develop IMMU-132 and bring it to commercialization. We are particularly pleased with their enthusiasm, and that this arrangement allows us to continue our ongoing Phase 2 studies in a number of additional cancer types while we transition this product candidate to them.”

Terms of the Agreement

The agreement provides for potential payments of approximately $2 billion across multiple indications, plus double-digit tiered royalties on global net sales. Under the terms of the agreement, Immunomedics will receive $250 million in upfront cash payment, plus, among other milestone payments, an additional $50 million (or negotiated economic splits) relating to rights outside the U.S., Canada and the EU. The remainder of the consideration comprises approximately $1.7 billion that is contingent upon achieving certain clinical, development, regulatory and sales milestones, including an anticipated near-term milestone for acceptance of the Biologics License Application (BLA) by the U.S. Food and Drug Administration for TNBC, additional milestones based on regulatory approval of IMMU-132 for TNBC in the U.S. and other territories, and future development and regulatory milestones for additional indications beyond TNBC. Future royalty payments are tiered double-digit royalties based on global net sales. In addition, Immunomedics will retain the right to elect to co-promote IMMU-132 in the United States by participating in 50% of the sales effort, subject to certain parameters set forth in the agreement.

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Joint Steering Committee

Upon completion of the transaction, Immunomedics and Seattle Genetics will each appoint representatives to serve on a Joint Steering Committee (JSC) that will be chaired by a Seattle Genetics representative. The JSC will be responsible for, among other things, determining the overall development, commercialization, manufacturing and intellectual property strategy for IMMU-132.

Timing and Approvals

The companies expect the transaction to close in the first quarter of 2017, subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

Modified Go-Shop Period

Under the terms of the agreement, for a limited period, through February 19, 2017, Immunomedics has the right to continue negotiating with a select number of parties still in the strategic process, and accept a superior proposal. Seattle Genetics has the right to match any superior proposal and if it decides not to match, Immunomedics has the right to accept the superior proposal and terminate the proposed development and license agreement upon payment of a termination fee to Seattle Genetics.

Equity Investment

Concurrent with the transaction, Seattle Genetics is purchasing 3,000,000 shares of common stock, representing an approximately 2.8% stake in Immunomedics, at a per share price of $4.90, which represents a 10% premium to Immunomedics’ 15-day trading volume weighted average stock price of $4.45 for the period ending at the close of trading February 9, 2017, the last trading day prior to entering into the global licensing agreement. Seattle Genetics will also be issued a three-year warrant to purchase 8,655,804 shares of common stock at the same price, which shall be exercisable when the Company has sufficient authorized shares of common stock to enable the exercise of the warrant. Seattle Genetics will not be eligible to vote its stake at the upcoming 2016 Annual Meeting of Stockholders.

“We are delighted to welcome Seattle Genetics to our stockholder base and appreciate their commitment to Immunomedics. Our promising clinical results and this partnership validating the promise of our novel antibody-drug conjugation technology stimulates us to advance our other product candidates using this platform technology,” added Ms. Sullivan.

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Strategic Process

The agreement with Seattle Genetics follows a 13 months-long competitive strategic process led over the past several months by outside financial advisor, Greenhill & Co. (“Greenhill”), which was retained for their global capabilities and their significant experience in biopharma M&A and licensing transactions. Greenhill & Co. reports directly to the Transaction Committee of the Board, composed exclusively of the Company’s five independent directors.

Jason Aryeh, independent Vice Chairman of the Immunomedics Board, stated, “We are pleased to offer Immunomedics stockholders the compelling and significant value provided by this agreement with Seattle Genetics. This agreement is the culmination of a robust strategic process, led by Greenhill and the Transaction Committee. Greenhill’s outreach was to more than 45 parties and involved more than half of those parties entering into confidentiality agreements and participating in diligence. In addition to the highly competitive financial terms of the transaction, we believe that Seattle Genetics is the ideal partner for IMMU-132.”

Future Financial Plans

Upon closing of the transaction, the Immunomedics Board and management will evaluate and prioritize the Company’s remaining clinical programs, long- and short-term funding requirements and tax-efficient ways to return capital to stockholders, including share buybacks. The Company will announce the outcome of this review once a decision has been reached.

Immunomedics expects that the transaction will fulfill its liquidity needs such that the Company can fund itself without additional equity raises for the foreseeable future.

Advisors

Greenhill & Co., LLC, is serving as financial advisor to Immunomedics and DLA Piper LLP (US) is serving as legal advisor on the transaction.

Conference Call to Discuss Transaction and Second Quarter 2017 Financial Results

Immunomedics will host a conference call and live audio webcast today at 8:00 AM Eastern Time to discuss this announcement and will also discuss the Company’s second quarter 2017 financial results announced separately yesterday, February 9, 2017. The Company will post a presentation for analysts and investors to its website, www.immunomedics.com, at least 15 minutes prior to the beginning of the conference call.

To access the conference call, please dial (877) 303-2523 or (253) 237-1755 using the Conference ID 58226264. The conference call will be also webcast via the Investors page on Immunomedics’ website at www.immunomedics.com.

Approximately two hours following the live event, a webcast replay of the conference call will be available on the Company’s website for 30 days through March 11, 2017.

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About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 301 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Important Additional Information

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

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Forward-Looking Statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the license and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch/Bob Marese

MacKenzie Partners, Inc.

(212) 929-5500

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PROXY

IMMUNOMEDICS, INC.
300 The American Road
Morris Plains, New Jersey 07950
Proxy for Annual Meeting of Stockholders March 3, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMMUNOMEDICS, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated November 2, 2016, as supplemented on January 9, 2017 and February 10, 2017, in connection with the 2016 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Friday, March 3, 2017, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Cynthia L. Sullivan and Michael R. Garone, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR (PROPOSAL 1), FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 2), FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION, AS AMENDED (PROPOSAL 3), AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2017 (PROPOSAL 4).

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF IMMUNOMEDICS, INC.
March 3, 2017
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We Recommend You Vote For All Nominees

1. Proposal to elect the nominees listed below

NOMINEES:	FOR ALL ☐	FOR ALL EXCEPT ☐	AGAINST ALL ☐	ABSTAIN FOR ALL ☐

1A Jason M. Aryeh
1B Dr. Geoff Cox
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1D Dr. David M. Goldenberg
1E Brian A. Markison
1F Bob Oliver
1G Cynthia L. Sullivan

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We Recommend You Vote For Proposals 2, 3 and 4

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4. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

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Dated: ______________________________ , 2017

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